UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2013 (April 8, 2013)

Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Burton Hills Boulevard, Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 8, 2013, the Board of Directors of Corrections Corporation of America, a Maryland corporation (the “Company”) declared a Special Dividend (the “Special Dividend”) of $675 million, or approximately $6.63 per share of common stock based on the number of shares currently outstanding, in connection with the Company’s previously announced plan to qualify as a real estate investment trust for federal income tax purposes effective as of January 1, 2013. The Special Dividend will be paid in satisfaction of requirements that the Company distribute its previously undistributed accumulated earnings and profits attributable to tax periods ending prior to January 1, 2013. The Company expects to pay the Special Dividend on May 20, 2013 to stockholders of record as of April 19, 2013.

Stockholders will have the option to elect to receive the Special Dividend in cash or shares of common stock or a combination of cash and shares of common stock, with the total amount of cash payable to stockholders limited to a maximum of 20% of the total value of the Special Dividend, or $135 million. If the total amount of cash elected by stockholders exceeds 20% of the total value of the Special Dividend, the available cash will be prorated among those stockholders who elect to receive cash, and the remaining portion of the Special Dividend will be paid in shares of the Company’s common stock. If the Company’s common stock is elected, cash will be paid in lieu of fractional shares so that stockholders will receive whole numbers of shares of common stock. Stockholders who do not make a timely election will be deemed to have made an election to receive payment of the Special Dividend in shares of the Company’s common stock. The total number of shares of the Company’s common stock to be distributed pursuant to the Special Dividend will be determined based on stockholder elections and the average closing price per share of the Company’s common stock on the New York Stock Exchange for the three trading days after May 9, 2013, the date that election forms are due.

A copy of the Company’s press release announcing the Special Dividend is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

99.1 – Press Release, dated April 8, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 9, 2013	CORRECTIONS CORPORATION OF AMERICA

	By:	/s/ Todd J Mullenger
Todd J Mullenger
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

Exhibit 99.1	Press Release, dated April 8, 2013.